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                                                                   EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT



                  THIS AGREEMENT is made as of the 17th day of August,1998 (the "Effective Date"), by and between ANTEC CORPORATION, a Delaware corporation (the "Company"), and Mark J. Scagliuso, an individual residing at ____________________________________ (the "Employee").

                  WHEREAS, the Company recognizes Employee's knowledge and experience in the broadband communications industry and Employee's desire to assure Employee's continued employment; and

                  WHEREAS, Employee is desirous of serving the Company on the terms herein provided, including those restricting Employee's ability to compete in the future;

                  NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:


1. EMPLOYMENT AND TERM. The Company hereby agrees to employ Employee in an executive capacity, and Employee hereby agrees to serve the Company in such capacity subject to the terms and conditions hereof for the period commencing on the Effective Date of this Agreement and continuing until Employee reaches age 65 or as sooner terminated as provided in Section 4 (the "Termination Date"). Employee is engaged on a full-time basis by the Company to perform services of an executive nature within Employee's abilities.

2. COMPENSATION. The Company shall pay Employee for the performance of Employee's duties under this Agreement during the term of Employee's employment (a) a salary at the rate currently in effect ("Base Compensation") plus (b) a bonus ("Bonus") for each fiscal year in an amount determined by the Company using such criteria as it deems fair and equitable, allowing up to 150% of planned Bonus for performance above target goals. The amount of the planned Bonus shall have the same relationship to Base Compensation as Employee's current planned Bonus has to Employee's current Base Compensation. Employee's Base Compensation shall be subject to annual or periodic review, in accordance with the Company's customary practice for its other executives and increased in the sole discretion of the Company. Once Base Compensation has been increased, it shall not thereafter be decreased. Employee's Base Compensation under this section shall be payable semi-monthly, and the Bonus shall be payable as soon after the end of each fiscal year as it can be determined, but in any event within ninety (90) days thereafter. If the employment of Employee is terminated at other than year-end, the Bonus will be prorated to reflect the period during the year Employee was employed.

3. ADDITIONAL BENEFITS. Employee shall be entitled to participate in and receive benefits under any retirement plan, health plan, disability plan and life insurance plan or other similar employee benefit plan or arrangement (collectively "Benefit Plans") generally made available by the Company from time to time to its executives at the same level as Employee. It is understood, however, that Employee will continue to participate in

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         Employee's current Benefit Plans until such time as the Company shall replace such plans with Benefit Plans in which other executives of the Company participate. Employee shall be entitled to such other benefits, including vacation, fringe benefits and expense reimbursement as are currently in effect for executives at Employee's level as the same may from time to time be amended.


4.       TERMINATION

         (a) This Agreement may be terminated by the Company by written notice to Employee. The termination will not be effective until one year after written notice of termination is given Employee unless the termination is for "Good Cause." Good Cause shall mean (i) Employee's conviction of any embezzlement or any felony involving fraud or breach of trust relating to the performance of Employee's duties for the Company, (ii) Employee's material failure to perform the material executive duties to which he is assigned, (iii) Employee's willful engagement in gross misconduct in the performance of employee's duties, (iv) Employee's death, or (v) permanent disability which materially impairs Employee's performance of his duties.

         (b) Employee may terminate this Agreement by giving the Company written notice of termination. The termination will not be effective until one year after written notice of termination is given the Company, unless the termination is for "Good Reason." Good Reason shall exist if (i) the Company continues in material breach of this Agreement for more than thirty (30) days after being notified in writing by Employee of such breach, provided Employee has given such notice to the Company within thirty (30) days of first becoming aware of the facts constituting such breach, (ii) the Company gives Employee a notice of termination without Good Cause as specified above, provided Employee terminates this Agreement within thirty (30) days of receiving such notice, or (iii) a "Change of Control" occurs, and Employee's employment hereunder is terminated by Employee for any reason within ninety (9) days of the occurrence of the Change of Control. A "Change of Control" shall mean any person (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding voting securities.

         (c) If Employee terminates this Agreement and simultaneously therewith Employee's employment by the Company for Good Reason, all of Employee's stock options outstanding and unexercised at the Termination Date, other than the special options granted on May 7, 1997, shall become immediately and fully exercisable as of the Termination Date, and the Company, for a period of one year from such termination (the "Severance Period"), shall continue to provide to Employee (a) Employee's Base Compensation, at the rate most recently determined, (b) a Bonus for each fiscal year (and a pro rata amount for each partial year) in an amount equal to the most recent annual Bonus paid or payable to Employee prior to the Termination Date, and (c) the Benefit Plans as provided by Section 3 (subject in the case of long-term disability to the availability of such coverage under the Company's insurance policy).


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         (d)      The parties agree that the payments and benefits provided for in Subsection (c) of this section shall be deemed to constitute liquidated damages for the Company's breach or constructive breach of this Agreement and payment for the non-competition provisions of this Agreement, and the Company agrees that (i) Employee shall not be required to mitigate employee's damages by seeking other employment or otherwise, and (ii) the Company's payments and other obligations under this Agreement shall not be reduced in any way by reason of any compensation received by Employee from sources other than the Company after the Termination Date, except as otherwise expressly provided herein.


5. NON-COMPETITION COVENANT. Employee agrees that throughout Employee's employment hereunder and during the Severance Period, he will not directly or indirectly, alone or as a member of partnership, association or joint venture or as an employee, officer, director or stockholder of any corporation or in any other capacity:

         (a) Engage in any activity which is competitive with the business of the Company in the United States or in any foreign country in which the Company is carrying on such business, provided that the foregoing provision shall not be deemed to prohibit Employee from purchasing for investment any securities or interest in any publicly-owned organization which is competitive with the business of ANTEC so long as Employee's investment in any such organization does not exceed one percent of its total equity investment; or

         (b) Solicit in connection with any activity which is competitive with the Company, any customers or suppliers which he solicited on behalf of the Company or on behalf of the business of the Company.

6. ENTIRE AGREEMENT. The terms and provisions of this Agreement constitute the entire Agreement between the parties and supersede any previous oral or written communications, representations or agreements with respect to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement replaces and supersedes any arrangement or right Employee may have for compensation or damages for termination of Employee's employment with the Company.

7. NOTICE. Any Notices given hereunder shall be in writing and shall be given by personal delivery or by certified or registered mail, return receipt requested, addressed to:

             If to the Company:                   If to Employee:

             ANTEC Corporation                    Current address in
             5720 Peachtree Parkway, NW               the records of the
             Norcross, GA 30092                   Company
             Attn: Larry Margolis

         or such other address as shall be furnished in writing by one party to the other.


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8.       SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision has been omitted.


 9. ASSIGNMENT. The Company's obligations hereunder shall be binding legal obligations of any successor to all or substantially all of the Company's business by purchase, merger, consolidation or otherwise. The Company may not sell or otherwise dispose of all or substantially all of its assets or merge or consolidate with any other entity without making adequate provision for its obligations hereunder. Employee may not assign this Agreement during Employee's life and upon Employee's death, this Agreement shall be binding upon and inure to the benefit of Employee's heirs, legatees and the legal representative of each.


10. APPLICABLE LAW. This Agreement shall be construed and interpreted pursuant to the laws of Georgia.


11. AMENDMENT. This Agreement may be amended only by a written document signed by both parties.



                  IN WITNESS WHEREOF, the parties have executed this Employment Agreement effective as of the day and year first above written.



ANTEC CORPORATION



By:    /s/ LAWRENCE A. MARGOLIS               /s/ MARK J. SCAGLIUSO
                                                  Mark J. Scagliuso
Its:   CFO


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